Exhibit 99.1

FlexShopper, Inc. Reports Second Quarter 2021 Financial Results

Q2 2021 Net Revenues Up 25.1% to $30.7 million; Diluted EPS of $0.01

Lease Merchandise, net, Up 44.3% at June 30, 2021 Compared With Prior Year

BOCA RATON, Fla., August 9, 2021 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter ended June 30, 2021, highlighted by continued growth in lease activity from repeat customers, along with new customer additions.

Results for Quarter Ended June 30, 2021 vs. Quarter Ended June 30, 2020:

●	Total net revenues and fees increased 25.1% to $30.7 million from $24.5 million

●	Originated 38,531 gross leases, up 13.5% from 33,941; average origination value increased to $516 from $452

●	Gross profit increased 51% to $11.1 million from $7.3 million

●	Net income of $0.9 million compared with net loss of $(262) thousand

●	Net income attributable to common stockholders of $0.3 million, or $0.01 per diluted share, compared to net loss attributable to common stockholders of $872 thousand, or $(0.04) per diluted share

●	Adjusted EBITDA[1] increased to $2.1 million compared to $2.0 million

●	Lease merchandise, net, increase 44.3% to $37.6 from $26.1 million

Results for Six Months Ended June 30, 2021 vs. Six Months Ended June 30, 2020:

●	Total net revenues and fees increased 28.6% to $63.5 million from $49.4 million

●	Originated 77,830 gross leases, up 11.1% from 70,068; average origination value increased to $524 from $464

●	Gross profit increased 39% to $21.3 million from $15.4 million

●	Net income of $0.9 million compared with net loss of $(210) thousand

●	Net loss attributable to common stockholders of $(276.1) thousand, or $(0.01) per diluted share, compared to net loss attributable to common stockholders of $(2.1) million, or $(0.10) per diluted share

●	Adjusted EBITDA[1] increased to $4.6 million compared to $4.1 million

 ¹Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Second Quarter 2021 Highlights and Recent Developments

●	Pilot program with a national retailer set to expand further. FlexShopper has firm plans to continue its rollout with a national retail partner following its expansion to over 300 storefronts in March. The next stage of expansion will more than double the number of storefronts offering FlexShopper’s rent to own option at checkout. The expansion is expected to occur during the third quarter, with the retail partner adjusting final timing due to recent surges in COVID-19 infection rates.

●	Additional pilot program to launch with another diversified national retailer. During the second quarter, FlexShopper agreed to a 4-state pilot with a second national-footprint, multi-product retailer. The pilot is expected to launch in August 2021 and run through year-end.

●	Co-branded website initiative progressing well. The Company previously discussed its efforts to collaborate with partners by developing co-branded online retail storefronts. FlexShopper is pleased to report that the company is acquiring customers through this channel at customer acquisition costs (“CAC”) that generate an attractive return on capital.

●	Driving repeat customer activity remains a focus. During the second quarter, the Company originated approximately 49% of gross origination dollars from existing customers

●	Pre-marketing EBITDA continues to demonstrate growth. Excluding marketing expense, which is the Company’s most significant variable expense category, pre-marketing EBITDA for Q2 was $4.0 million, up from $2.9 million in the prior year quarter.

●	Net lease merchandise up compared with prior year. Representing the value of actual goods on which customers are due to make lease payments, Net Lease Merchandise grew 44.3% to $37.6 million at June 30, 2021, compared with $26.1 million a year ago. The current Net Lease Merchandise level also compares favorably versus a pre-pandemic level on June 30, 2019, of $24.4 million.

Rich House, CEO, stated, “We are pleased with our Q2 results and the progress on our strategic initiatives despite what continues to be a challenging economic environment for our retail partners due to the recent uptick in COVID-19 infection rates. Overall, our originations continue to grow, with our Net Lease Merchandise balance up over 44% from a year ago. While comparisons to 2020 are obviously impacted by the pandemic and significant government stimulus last year and into early 2021, the Net Lease Merchandise balance is also up significantly from pre-pandemic levels.”

Mr. House continued, “Our retail channel strategy continues to advance. The pilot program with a national retailer that we have reported on during our recent calls is set to more than double the number or storefronts in the near-term while we have also launched a new pilot with another diversified national retailer. In addition, our recent push to collaborate with retail partners in developing co-branded websites is generating new lease customers at attractive customer acquisition costs.”

Additionally, Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition of this measure under “Non-GAAP Measures.”

Conference Call Details

Date: Tuesday, August 10, 2021

Time: 9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-3944

International callers: (412) 902-0038

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://78449.themediaframe.com/dataconf/productusers/fpay/mediaframe/46043/indexl.html. An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020

Revenues:
Lease revenues and fees, net	$28,636,794	$22,900,280	$59,741,458	$46,597,985
Lease merchandise sold	2,051,759	1,629,850	3,730,765	2,774,892
Total revenues	30,688,553	24,530,130	63,472,223	49,372,877

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	17,864,471	15,898,255	39,064,981	32,095,204
Cost of lease merchandise sold	1,738,180	1,291,090	3,064,623	1,921,871
Marketing	1,914,095	938,049	3,746,835	1,969,194
Salaries and benefits	2,747,005	2,276,516	5,656,324	4,825,385
Operating expenses	5,213,789	3,337,162	9,328,213	6,508,853
Total costs and expenses	29,477,540	23,741,072	60,860,976	47,320,507

Operating income	1,211,013	789,058	2,611,247	2,052,370

Gain on extinguishment of debt	1,931,825	-	1,931,825	-
Interest expense including amortization of debt issuance costs	(1,222,400)	(1,051,120)	(2,621,397)	(2,262,747)
Income before income taxes	1,920,438	(262,062)	1,921,675	(210,377)
Provision for income taxes	(978,244)	-	(978,244)	-
Net income/(loss)	942,194	(262,062)	943,431	(210,377)

Deemed dividend from exchange offer of warrants	-	-	-	(713,212)
Dividends on Series 2 Convertible Preferred Shares	(609,773)	(609,728)	(1,219,545)	(1,219,445)
Net income/(loss) attributable to common and Series 1 Convertible Preferred shareholders	$332,421	(871,790)	(276,114)	(2,143,034)

Basic and diluted income/(loss) per common share:
Basic	$0.02	(0.04)	(0.01)	(0.10)
Diluted	0.01	$(0.04)	(0.01)	(0.10)

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,605,461	21,351,914	21,375,096	20,627,674
Diluted	23,603,477	21,351,914	21,375,096	20,627,674

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$5,147,213	$8,541,232
Accounts receivable, net	13,150,666	10,032,714
Prepaid expenses	1,043,917	869,081
Lease merchandise, net	37,633,318	42,822,340
Total current assets	56,975,114	62,265,367

PROPERTY AND EQUIPMENT, net	5,875,217	5,911,696

OTHER ASSETS, net	66,498	72,316
Total assets	$62,916,829	$68,249,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,802,071	$7,907,619
Accrued payroll and related taxes	790,106	352,102
Promissory notes to related parties, net of $3,820 at 2021 and net of $8,276 at 2020 of unamortized issuance costs, including accrued interest	4,802,626	4,815,546
Current portion of promissory note – Paycheck Protection Program, including accrued interest	-	1,184,952
Accrued expenses	2,500,944	2,646,800
Lease liability - current portion	156,144	160,726
Total current liabilities	12,051,891	17,067,745

Loan payable under credit agreement to beneficial shareholder, net of $458,058 at 2021 and $61,617 at 2020 of unamortized issuance costs and current portion	35,266,942	37,134,009
Promissory note – Paycheck Protection Program, net of current portion	-	741,787
Accrued payroll and related taxes net of current portion	204,437	204,437
Deferred income tax liability	378,859	-
Lease liabilities net of current portion	1,865,762	1,947,355
Total liabilities	49,767,891	57,095,333

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,381,278 shares at 2021 and 21,359,945 shares at 2020	2,138	2,136
Additional paid in capital	37,894,784	36,843,326
Accumulated deficit	(47,551,645)	(48,495,076)
Total stockholders’ equity	13,148,937	11,154,046
	$62,916,829	$68,249,379

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2021 and 2020

(unaudited)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$943,431	$(210,377)
Adjustments to reconcile net income/(loss) to net used in/cash provided by operating activities:
Depreciation and impairment of lease merchandise	39,064,981	32,095,204
Other depreciation and amortization	1,324,049	1,062,139
Amortization of debt issuance costs	134,580	184,233
Compensation expense related to issuance of stock options and warrants	1,034,334	763,328
Provision for doubtful accounts	18,804,705	15,564,198
Interest in kind added to promissory notes balance	9,461	2,989
Deferred income tax	378,859	-
Gain on debt extinguishment	(1,931,825)	-
Changes in operating assets and liabilities:
Accounts receivable	(21,922,656)	(15,261,863)
Prepaid expenses and other	(174,222)	81,916
Lease merchandise	(33,875,960)	(27,113,342)
Security deposits	4,280	2,943
Lease Liabilities	(2,598)	197,443
Accounts payable	(4,105,547)	(1,488,607)
Accrued payroll and related taxes	438,010	84,922
Accrued expenses	(158,248)	(170,185)
Net cash used in/provided by operating activities	(34,366)	5,794,941

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(1,367,154)	(1,399,360)
Net cash used in investing activities	(1,367,154)	(1,399,360)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	3,500,000	2,412,000
Repayment of loan payable under credit agreement	(4,975,000)	(5,864,250)
Debt issuance related costs	(526,565)	-
Proceeds from exercise of warrants	-	131,250
Proceeds from exercise of stock options	17,126	2,634
Proceeds from promissory notes, net of fees	-	1,914,100
Principal payment under finance lease obligation	(2,457)	(3,175)
Repayment of instalment loan	(5,603)	(5,603)
Net cash used in financing activities	(1,992,499)	(1,413,044)

INCREASE/(DECREASE) IN CASH	(3,394,019)	2,982,537

CASH, beginning of period	$8,541,232	$6,868,472

CASH, end of period	$5,147,213	$9,851,009

Supplemental cash flow information:
Interest paid	$2,506,589	$2,120,502
Deemed dividend from exchange offer of warrants	$-	$713,212
Conversion of preferred stock to common stock	$-	$4,295

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the three and six months ended June 30, 2021 and 2020 were as follows:

	Three months ended June 30,
	2021	2020	$ Change	% Change
Adjusted EBITDA:
Net income/ (loss)	$942,194	$(262,062)	$1,204,256	459.5
Provision for income taxes	978,244	-	978,244
Amortization of debt costs	42,877	89,888	(47,011)	(52.3)
Other amortization and depreciation	672,656	602,126	70,530	11.7
Interest expense	1,179,523	961,233	218,290	22.7
Stock compensation	249,222	452,033	(202,811)	(44.9)
Product/ infrastructure expenses	-	63,376	(63,376)
Warrants compensation – consulting agreement	-	95,481	(95,481)
Gain on debt extinguishment	(1,931,825)	-	(1,931,825)
Adjusted EBITDA	$2,132,891	$2,002,075	$130,816	6.5

	Six months ended June 30,
	2021	2020	$ Change	% Change
Adjusted EBITDA:
Net income/ (loss)	$943,431	$(210,377)	$1,153,808	548.4
Provision for income taxes	978,244	-	978,244
Amortization of debt costs	134,580	184,233	(49,653)	(27.0)
Other amortization and depreciation	1,324,049	1,062,139	261,910	24.7
Interest expense	2,486,817	2,078,514	408,303	19.6
Stock compensation	629,486	623,848	5,638	0.9
Product/infrastructure expenses	10,000	184,440	(174,440)	(94.6)
Warrants compensation – consulting agreement	-	139,480	(139,480)
Gain on debt extinguishment	(1,931,825)	-	(1,931,825)
Adjusted EBITDA	$4,574,782	$4,062,277	$512,505	12.6

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s financial guidance for fiscal year 2019. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

Jeremy Hellman

Vice President

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.